EXHIBIT 99.2

Hi-Tech Pharmacal Acquires Rights to TussiCaps(R) Extended-Release Capsules to Be Promoted by Their ECR Pharmaceuticals Subsidiary

AMITYVILLE, N.Y., Aug 25, 2011 (BUSINESS WIRE) —

Hi-Tech Pharmacal Co., Inc. (NASDAQ: HITK), a specialty pharmaceuticals company, today announced it has acquired the marketing and distribution rights for TussiCaps(R) (hydrocodone polistirex and chlorpheniramine polistirex) extended-release capsules from Mallinckrodt LLC. The product is indicated for the treatment of cough and upper respiratory symptoms associated with allergy or a cold in adults and children 6 years of age and older. The product is available in 10mg/8mg and 5mg/4mg formulations.

TussiCaps(R) is the only FDA approved extended-release prescription cough/cold capsule product on the market. Reuben Seltzer, Vice Chairman of Hi-Tech Pharmacal said, "We believe TussiCaps(R) is an excellent fit for ECR Pharmaceuticals based on our focus on primary care physicians in the cough/cold area. The 12-hour release and capsule dosage form provide accurate and convenient dosing for adult and pediatric patients."

The Company paid $11.6 million in cash, and depending on the competitive landscape and sales performance, may make payments of up to $12.5 million more over the next four years. The purchase price includes certain intellectual property and inventory on hand. The brand had sales of $9.4 million for the 12-month period ended June 2011 according to IMS. TussiCaps(R) is covered by a patent which will not expire until May 2025.

David Seltzer, Hi-Tech's President and CEO said, "The Company will continue to leverage our strong balance sheet to expand all three business segments in which we compete—prescription generics, branded prescription products and OTC brands."

ECR Pharmaceuticals will start training sales representatives immediately and will begin to promote TussiCaps(R) in September 2011.

TussiCaps(R) will continue to be manufactured by Mallinckrodt, ensuring that physicians and patients will continue to receive the quality product they have come to expect.

About Hi-Tech Pharmacal

Hi-Tech is a specialty pharmaceutical company developing, manufacturing and marketing generic and branded prescription and OTC products. The Company specializes in difficult to manufacture liquid and semi-solid dosage forms and produces a range of sterile ophthalmic, optic and inhalation products. The Company's Health Care Products Division is a leading developer and marketer of branded prescription and OTC products for the diabetes marketplace. Hi-Tech's ECR Pharmaceuticals subsidiary markets branded prescription products.

This press release contains certain future projections and forward-looking statements (statements which are not historical facts) with respect to the anticipated future performance of Hi-Tech made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such future projections and forward-looking statements are not assurances, promises or guarantees and investors are cautioned that all future projections and forward-looking statements involve significant business, economic and competitive risks and uncertainties, many of which are beyond Hi-Tech's ability to control or estimate precisely, including, but not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, the regulatory environment, including without limitation, reliance on key strategic alliances, availability of raw materials, fluctuations in operating results, loss of customers or employees, the possibility that legal proceedings may be instituted against Hi-Tech and other results and other risks detailed from time to time in Hi-Tech's filings with the Securities and Exchange Commission. The actual results will vary from the projected results and such variations may be material. These statements are based on management's current expectations and assumptions concerning the future performance of Hi-Tech and are naturally subject to uncertainty and changes in circumstances. No representations or warranties are made as to the accuracy or completeness of any of the information contained herein, including, but not limited to, any assumptions or projections contained herein or forward-looking statements based thereon. We caution you not to place undue reliance upon any such forward-looking statements which speak only as of the date made, except to the extent specifically dated as of an earlier date. Hi-Tech is under no obligation, and expressly disclaims any such obligation, to update, alter or correct any inaccuracies herein, whether as a result of new information, future events or otherwise.

SOURCE: Hi-Tech Pharmacal Co., Inc.

Hi-Tech Pharmacal Co., Inc.
Bill Peters, 631-789-8228